                                             As filed pursuant to Rule 424(B)(3)
                                             under the Securities Act of 1933
                                             Registration No. 333-70252


                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
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                            VARIABLE SEPARATE ACCOUNT
            (PORTION RELATING TO THE POLARISAMERICA VARIABLE ANNUITY)

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          SUPPLEMENT TO THE POLARISAMERICA PROSPECTUS DATED MAY 1, 2002

The following is added as a footnote to the Nations International Value portfolio listed on page 1 and 11:

        The Nations International Value Portfolio ("Portfolio") will not accept Purchase Payments from current or prospective policy owners after September 30, 2002 ("Closing Date"). Policy owners who are invested in the Portfolio prior to Closing Date can remain invested. Dividends and capital gains with respect to investments prior to Closing Date will be reinvested.

        Policy owners will be unable to make new Purchase Payments to the Portfolio, including through programs such as Dollar Cost Averaging or automatic asset rebalancing after September 30, 2002.

The following is added as a footnote to the Nations International Value portfolio in the Nations Separate Account Fee Table on page 6 and the Explanation of Fee Tables and Examples on page 9:

        The Nations International Value portfolio will no longer be available for investment after September 30, 2002.

Date: May 31, 2002



                Please keep this Supplement with your prospectus.